UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2005

Nara Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3701 Wilshire Boulevard, Suite 220, Los Angeles, CA		90010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)                                  On May 18, 2005, Nara Bancorp, Inc. (“Nara Bancorp” or the “Company”) received a notification from The Nasdaq Stock Market Listing Qualifications Department advising the Company that its failure to file the quarterly report on Form 10-Q for the quarter ended March 31, 2005 (the “Quarterly Report”) with the Securities and Exchange Commission by the due date of May 10, 2005 would also be considered by the Nasdaq Listing Qualifications Panel when rendering its decision on the Company’s request for continued listing which was the subject of a hearing held before the Nasdaq Listing Qualifications Panel on May 12, 2005 (the “Hearing”).  The Company addressed the issue of filing the Company’s Form 10-K/A for the years ended December 31, 2002 and 2003, the Company’s Form 10-K for the year ended December 31, 2004 and the Company’s Form 10-Q for the quarter ended March 31, 2005 and its compliance with Marketplace Rule 4310(e)(14) at the Hearing before the Nasdaq Listing Qualifications Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: May 24, 2005	/s/ Christine Oh
Christine Oh
Senior Vice President and Acting Chief Financial Officer